UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 08, 2022

Giga-tronics Incorporated

(Exact name of Registrant as Specified in Its Charter)

California	001-14605	94-2656341
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5990 Gleason Drive
Dublin, California		94568
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (925) 328-4650

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, No par value	GIGA	OTCQB Market
Preferred Share Purchase Rights	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On September 8, 2022 (the “Closing Date”), Giga-tronics Incorporated (the “Company”) acquired 100% of the capital stock of Gresham Worldwide, Inc. (“Gresham”) from BitNile Holdings, Inc. (“BitNile”) in exchange for 2,920,085 shares of the Company’s common stock and 514.8 shares of Series F Convertible Preferred Stock (the “Series F”) that are convertible into an aggregate of 3,960,043 shares of the Company’s common stock. The parties had previously entered into a Share Exchange Agreement dated December 27, 2021 (the “Agreement”) but as a California corporation the Company required shareholder approval which occurred on September 8, 2022. The Company also assumed Gresham’s outstanding equity awards representing the right to receive up to 749,626 shares of the Company’s common stock, on an as-converted basis. The transaction described above resulted in a change of control of the Company. Assuming BitNile were to convert all of the Series F, the common stock issuable to BitNile would be approximately 71.2% of outstanding shares.

On September 8, 2022, BitNile loaned the Company $4,250,000 by issuing a convertible note (the “Convertible Note”) pursuant to a securities purchase agreement (the “Securities Purchase Agreement”) upon the closing of the consummation of the transactions contemplated by the Agreement (the “Business Combination”). The Convertible Note carries an interest rate of 10% per annum and matures on February 14, 2023.

The holder may at any time elect to convert in whole or in part, the outstanding principal and interest under the Convertible Note into shares of the Company’s common stock at a conversion price of $3.20 per share (the “Conversion Shares”). In addition, all principal and outstanding interest under the Convertible Note will automatically convert to the Company’s common stock upon the closing of an underwritten public offering of common stock with net proceeds (net of underwriters’ discounts and selling commissions) of at least $25 million (the “Proposed Offering”). The Convertible Note may not be converted to the extent the holder would, as a result of such conversion, beneficially own in excess of 4.99% of the Company’s common stock. The holder may increase this limit to 9.99% on 61 days’ notice to us.

The Convertible Note is secured by all of the Company’s assets and the assets of the Company’s subsidiaries pursuant to a security agreement (the “Security Agreement”). The Convertible Note contains customary events of default (each an “Event of Default”). If an Event of Default occurs, interest under the Convertible Note will accrue at a rate of 18% per annum and the outstanding principal amount of the Convertible Note, plus accrued but unpaid interest, liquidated damages and other amounts owing with respect to the Convertible Note will become, at the Convertible Note holder’s election, immediately due and payable in cash.

The Company may prepay all or a portion of the outstanding principal amount of the Convertible Note at a premium that increases over the term, ranging from 5% to 25%. If the Company completes a public or private offering of $5.0 million or more of its common stock (net of underwriting discounts and commission) prior to the maturity date, the Company must prepay all or part of the principal amount of the Convertible Note outstanding at a premium that increases over the term, ranging from 5% to 25% using up to 50% of the proceeds from the Proposed Offering. However, if the Company closes the Proposed Offering, the principal of the Convertible Note will be applied toward BitNile’s $10 million purchase of the Company’s common stock.

In addition, the Company agreed to indemnify BitNile against losses from its breach of its covenants, representations and warranties under the Securities Purchase Agreement pursuant to which the Company issued the Convertible Note.

The Company also entered into a registration rights agreement with BitNile (the “Registration Rights Agreement”) requiring the Company to file a registration statement with the SEC within 15 days of the voluntary conversion of the Convertible Note by BitNile or in connection with a non-qualified public offering. The Registration Rights Agreement contains customary terms and conditions, certain liquidated damages provisions for failing to comply with the timing obligations for the filing and effectiveness of the registration statement, and certain customary indemnification obligations.

Of the $4,250,000 loaned to the Company, it is using $3,794,120 to redeem all of its outstanding preferred stock that was outstanding prior to the Closing Date. The Company previously entered into repurchase agreements with the holders of the outstanding shares of its then outstanding preferred stock (the “Repurchase Agreements”). The preferred stock holders include Lutz Henckels the Company Chief Financial Officer who is receiving $246,000 and Thomas Vickers, a member of the Company’s Board of Directors (the “Board”) who is receiving $115,646.95.

Under the Agreement, BitNile received the right to appoint four members of a seven member Board. Their designees are Jeffrey Bentz, William Horne, Jonathan Read and Robert Smith. Mr. Henckels resigned as a director leaving the remaining current directors, John Regazzi, William Thompson and Thomas Vickers, as the Company’s designees. On the Closing Date, pursuant to the Agreement, John Regazzi, the Company’s Chief Executive Officer, and Lutz Henckels, as Chief Operating Officer of the Company, resigned such positions and Mr. Henckels remains as the Company’s’ Chief Financial Officer. The Board appointed Jonathan Read who is Gresham’s Chief Executive Officer as the Company’s Chief Executive Officer and Timothy Long who is Gresham’s Chief Operating Officer as the Company’s Chief Operating Officer.

Effective September 8, 2022, the Company entered into indemnification agreements (the “Indemnification Agreements”) with all new executive officers and directors of the Company.

Jonathan Read, 66, has been the Chief Executive Officer of Gresham since March 2019. Mr. Read was the Chief Executive Officer and a director of Timefire VR, Inc. from November 1, 2015 to January 31, 2017 and again from October 20, 2017 and May 15, 2019 resigning as Chief Executive Officer when it was acquired by Red Cat Holdings, Inc. [now Nasdaq: RCAT], now a drone company. From July 14, 2017 through July 20, 2018, Mr. Read served as a director of BTCS, Inc.[now Nasdaq: BTCS], a digital asset-related company. From 2005 through 2012, Mr. Read was the Chief Executive Officer of ECOtality Inc. (“ECOtality”), a San Francisco based company that Mr. Read founded and was formed to create a network of charging stations for electric cars. In 2013, ECOtality filed for Chapter 11 bankruptcy protection. In 2014, Mr. Read filed for bankruptcy.

Timothy Long, 65, has been the Chief Operating Officer of Gresham since December 2019 and its Executive Vice President since April 2019. He also has served as the Chief Executive Officer and Chairman of the Board of Directors of Microphase, a subsidiary of Gresham, since December 2019 and as an Executive Director of Gresham’s UK operations since June 2019. Before joining Gresham, Mr. Long worked as a consultant to businesses, municipalities, and institutions of higher learning on government contracting, clean energy, sustainability, and government affairs for 15 years. From September 2018 to April 2019, Mr. Long worked as a consultant to Power Grow, Inc. (“Power Grow”), Spark Fund and Secure Systems through his sole proprietorship, Long View Consulting. Mr. Long has served on the board of directors of Power Grow.

William B. Horne, has served as a member of BitNile since October 2016. On January 19, 2021, Mr. Horne resigned as President and was appointed as the Chief Executive Officer of BitNile. On August 19, 2020, Mr. Horne resigned as BitNile’s Chief Financial Officer and was appointed as BitNile’s President. Mr. Horne was appointed as BitNile’s Chief Financial Officer on January 25, 2018. Prior to his appointment as BitNile’s Chief Financial Officer, Mr. Horne served as one of their independent directors. Mr. Horne served as the Chief Financial Officer of Targeted Medical Pharma, Inc. (OTCBB: TRGM) from August 2013 to May 2019. Mr. Horne has served as the Chief Executive Officer and on the board of directors of ADTC, an NYSE listed SPAC, since its incorporation in February 2021. Mr. Horne is a director and Chief Financial Officer of Avalanche International, Corp., a “voluntary filer” under the Exchange Act. Mr. Horne has served on the board of directors of Alzamend Neuro, Inc., a biotechnology firm dedicated to finding the treatment, prevention and cure for Alzheimer’s Disease, since June 1, 2016 and became its Chairman of the board upon consummation of its initial public offering. Mr. Horne previously held the position of Chief Financial Officer in various public and private companies in the healthcare and high-tech field.

Jeffrey Bentz, serves as one of BitNile’s independent directors. Mr. Bentz is an experienced businessman who has served since 1994 as President of North Star Terminal & Stevedore Company, a full-service stevedoring company located in Alaska and whose major areas of business include terminal operations and management, stevedore services, and heavy equipment operations. Mr. Bentz has served on the board of directors of ADTC, an NYSE listed SPAC, since its initial public offering in December 2021. He also has served as a director and advisor to several private companies and agencies.

Robert Smith, serves as BitNile’s lead independent director. Previously, he served as a member of BitNile’s board of directors from November 2010 until May 2015, and served as a member of BitNile’s Advisory Board from 2002 until 2015. Mr. Smith is currently a C-level executive consultant working with Bay Area high-tech firms on various strategic initiatives in all aspects of their business. Mr. Smith has served on the board of directors of ADTC, an NYSE listed SPAC, since its initial public offering in December 2021.

On September 8, 2022, the Company entered into Restricted Stock Unit Agreements (the “RSU Agreements”) with Jonathan Read and Timothy Long under which the Company assumed restricted stock units (the “RSUs”) that had been granted by Gresham to Messrs. Read and Long for 149,925 and 99,950 RSUs, respectively. The RSUs were issued under the Company’s 2018 Equity Incentive Plan. Of the RSUs, 99,951 and 66,633 granted to Messrs. Read and Long are fully vested. The remaining 49,974 and 33,317 RSUs shall vest in four semi-annual installments with the first increments vesting on November 25, 2022 and ending May 25, 2024, subject to continued service as an employee of the Company as of each applicable vesting date.

In addition to the Restricted Stock Units, the Company entered into Non-Qualified Stock Option Agreements under which the Company assumed 299,851 and 199,900 stock options that Gresham had granted to Messrs. Read and Long, respectively. Such options were granted under the Company’s 2018 Equity Incentive Plan. 212,401 stock options granted to Mr. Read and 141,605 stock options granted to Mr. Long are fully vested. The remaining 87,450 and 58,295 stock options granted to Messrs. Read and Long, respectively, shall vest in monthly increments over a period of 21 months beginning on the 25th day of each month starting September 2022 and ending May 25, 2024, subject to continued service as an employee of the Company as of each applicable vesting date. The exercise price for the stock options is $2.93 per share.

The foregoing description of the terms of the Agreement, the Convertible Note, the Securities Purchase Agreement, the Security Agreement, the Registration Rights Agreement, the Repurchase Agreements, the Indemnification Agreement and the transactions contemplated thereby do not purport to be complete and are qualified in its entirety by reference to the Exhibits to previously filed reports on Form 8-K (as indicated on the Exhibit Index) or filed as Exhibits to this Form 8-K and are incorporated herein by reference.

The foregoing description of the terms of the Restricted Stock Unit Agreements and the Stock Option Agreements do not purport to be complete and are qualified in its entirety by references to the Exhibits that will be filed by the Company in its next periodic report.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained above in Item 1.01 and Item 2.01 is incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 and Item 2.01 is incorporated by reference into this Item 3.02.

Series F Convertible Preferred Stock

On September 8, 2022, we issued BitNile, as partial consideration for the acquisition of Gresham, 514.8 shares of Series F.

The terms, preferences and rights of holders of the Series F are set forth in a Certificate of Determination which was filed with the California Secretary of State, on August 23, 2022.

The Series F Certificate of Determination contains an exchange cap which requires the Company’s shareholders to approve the issuance of more than 19.99% of the Company’s outstanding common stock that would apply as of the time of any future conversion (the “Exchange Cap”). On September 8, 2022 the Company’s shareholders approved issuances of its common stock upon conversion of the Series F in excess of the Exchange Cap.

Assuming BitNile were to convert all of the Series F, the common stock issuable would be approximately 71.2% of outstanding shares without giving effect to conversion of the Convertible note.

Seniority and Liquidation Preference

The Series F ranks senior to the shares of the Company’s common stock with respect to dividend rights and rights on the distribution of assets on any liquidation, dissolution or winding up of its affairs. The Series F has a liquidation preference of $25,000 per share. The 514.8 shares of Series F have an aggregate liquidation preference of $12,870,140.

Conversion Right

Shares of Series F are convertible into the Company’s common stock at the holder’s option at a conversion price of $3.25 per share, subject to customary adjustments for stock splits (including the reverse split). The 514.8 shares of Series F that we issued to BitNile upon the consummation of the transactions contemplated by the Agreement are convertible into an aggregate of 3,960,043 shares of the Company’s common stock. If converted in a public offering of the Company’s stock, the conversion price will be at the public offering price less underwriting discounts and commissions.

Dividend Rights

Holders of Series F are entitled to participate with the Company’s common stock and receive such dividends and distributions as they would receive if their shares of Series F are converted to common stock. The Company may not pay dividends without the consent of the holder of the Series F.

Holders of Series F are also entitled to such dividends as the Board may declare on shares from time to time, if any.

Voting Rights; Board Representation

Holders of Series F have the right to vote on matters submitted to a vote of the holders of common stock on an as-converted basis unless required by applicable law.

In addition, holders of Series F are entitled to elect four of the Company’s seven directors.

Approval Rights for Certain Matters

For so long as BitNile consolidates the Company as a subsidiary of BitNile for financial reporting purposes, the Company will require prior approval of the holders of the Series F to incur indebtedness in excess of $1 million per individual transaction or $2.5 million in the aggregate or to complete a merger, acquisition or purchase of assets where the aggregate consideration is valued at more than $1 million.

Holders of the Series F have separate class approval rights over certain specified actions that would affect the rights of holders of the Series F.

Preemptive/Participation Rights

If the Company sells any voting stock, or securities representing the right to acquire its voting stock, holders of Series F have the right to purchase, at the same price as other participants in the offering, a pro rata portion of such securities based on their aggregate voting power held such that they may maintain the percentage of voting power held. This participation right does not apply to certain exercises and conversions of outstanding securities, certain issuances pursuant to equity incentive plans and certain public offerings of the Company’s common stock of $25 million or more. This participation right terminates upon the early of the date that holders of Series F cease to beneficially own at least 50% of the Company’s common stock or September 8, 2027.

The foregoing description of the terms of the Series F is qualified by reference to the Certificate of Determination which is incorporated by reference as an Exhibit 3.1 to this Current Report on Form 8-K of the Company that was filed on August 29, 2022 with the Securities and Exchange Commission and is incorporated herein by reference.

Item 5.01 Changes in Control of Registrant.

The information contained above in Item 1.01 and Item 2.01 is incorporated by reference into this Item 5.01.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information contained above in Item 1.01 and Item 2.01 is incorporated by reference into this Item 5.02.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective on the Closing Date, the Board approved to change the Company’s fiscal from a 360 day year ending in late March to December 31.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On September 7, 2022, the 2022 Special Meeting of Shareholders (the “2022 Special Meeting”) of the Company was held. The 2022 Special Meeting was adjourned to solicit additional votes and resumed and was ended on September 8, 2022. At the 2022 Special Meeting, the Company’s shareholders voted on the (i) adoption and approval of the Agreement and the transactions contemplated thereby (Proposal 1); (ii) approval of a reverse stock split of the Company’s common stock in a range between 1-for-2 and 1-for-20 (Proposal 2); (iii) approval of an amendment to the Company’s Articles of Incorporation to increase the number of authorized shares of common stock to 100,000,000 (Proposal 3); (iv) approval of the reincorporation of the Company from California to Delaware (Proposal 4); and (v) approval of an adjournment of the 2022 Special Meeting to a later date or time, if necessary, to permit further solicitation and vote of proxies if there are not sufficient votes at the time of the Special Meeting to approve any of the proposals presented for a vote at the 2022 Special Meeting (Proposal 5), all as described in more detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on August 2, 2022.

Set forth below are the voting results on each matter submitted to the shareholders at the 2022 Special Meeting.

Proposal 1. The Company’s shareholders voted to adopt and approve the Share Exchange Agreement dated as of December 27, 2021, as amended, by and among the Company, BitNile and Gresham:

Votes For	Votes Against	Abstentions	Broker Non-Votes
2,040,523	193,086	2,109	403,623

Proposal 2. The Company’s shareholders voted to approve a reverse stock split of the Company’s’ common stock at a ratio of not less than 1-for-2 nor more than 1-for-20:

Votes For	Votes Against	Abstentions
2,306,005	307,706	25,630

Proposal 3. The Company’s shareholders voted to approve an amendment to the Company’s Articles of Incorporation to increase the number of authorized shares of common stock from 13,333,333 to 100,000,000:

Votes For	Votes Against	Abstentions
2,314,597	315,314	9,430

Proposal 4. The Company’s shareholders voted to approve the reincorporation of the Company from California to Delaware:

Votes For	Votes Against	Abstentions
2,152,428	82,473	817

As there were sufficient votes to approve proposals 1 through 4, proposal 5 was moot.

Item 7.01 Regulation FD Disclosure.

Set forth below is a summary of the intercompany indebtedness owed by the Company and Gresham to BitNile, the Company’s largest shareholder, as of the Closing Date.

In addition to the $4,250,000 Convertible Note discussed above, on November 2021, an affiliate of BitNile loaned the Company $500,000 (the “Bridge Loan”) for general corporate purposes, including operating expenses. The Company borrowed from BitNile an additional $300,000 on January 7, 2022 and an additional $500,000 on April 5, 2022, and the outstanding principal amount of the Bridge Loan is now $1,300,000. $500,000 of the Bridge Loan matures on November 12, 2022 and $800,000 of the Bridge Loan matures on February 14, 2023.

The principal amount of the Bridge Loan bears interest at the rate of 10.0% per annum. Unless prepaid, $500,000 of the principal and accrued interest under the Bridge Loan is payable on November 12, 2022 and $800,000 of the principal and accrued interest under the Bridge Loan is due on February 14, 2023 or, if earlier, upon the completion of the Proposed Offering. The Company’s obligations under the Bridge Loan are secured by a pledge of all of its assets. The Bridge Loan and the holder’s security interest are subordinate to the Company’s existing bank lending arrangement.

As of the Closing Date, Gresham owes BitNile $2,000,000 together with accrued interest on a note payable on or before December 30, 2022 and $400,000 together with accrued 7% interest on a note payable due on May 2, 2023. In addition, Gresham issued BitNile a Demand Promissory Note in the amount of $2,900,000 dated September 8, 2022.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description	Form	Date	Number	Filed
3.1	Certificate of Determination of Series F Convertible	8-K	08/29/22	3.1
10.1	Share Exchange Agreement dated as of December 27, 2021 by and among Giga-tronics Incorporated, BitNile Holdings, Inc. and Gresham Worldwide, Inc.	8-K	12/29/21	10.1
10.2	Convertible Note				Filed
10.3	Securities Purchase Agreement*				Filed
10.4	Security Agreement*				Filed
10.5	Registration Rights Agreement*				Filed
10.6	Form of Indemnification Agreement between the Company and each of its directors and officers	10-K	05/25/10	10.1
10.7	Form of Preferred Share Repurchase Agreement*				Filed
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
*	Certain schedules and other attachments have been omitted. The Company undertakes to furnish the omitted schedules and attachments to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GIGA-TRONICS INCORPORATED

Date:	September 14, 2022	By:	/s/ JONATHAN READ
Name: Jonathan Read Title: Chief Executive Officer